Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 8, 2005, accompanying the consolidated financial statements included in the Form 10-K/A for the year ended June 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of SPACEHAB, Incorporated on Forms S-8 (File No. 333-36779, effective November 3, 1997, File No. 333-43159, effective December 24, 1997, and File No. 333-43181, effective December 24, 1997) and Form S-4 (File No. No. 333-126772, effective September 6, 2005).

/s/ GRANT THORNTON LLP
Houston, Texas
June 9, 2006